SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                               ______________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                               ______________

      MERRILL LYNCH &                MERRILL LYNCH                  MERRILL LYNCH
          CO., INC.                PREFERRED FUNDING               PREFERRED CAPITAL
  (Exact name of registrant             III, L.P.                       TRUST III
     as specified in its        (Exact name of registrant      (Exact name of registrant
         charter)                 as specified in its             as specified in its
         DELAWARE                certificate of limited          certificate of trust)
(State or other jurisdiction          partnership)                     DELAWARE
    of incorporation or                 DELAWARE             (State or other jurisdiction
       organization)          (State or other jurisdiction         of incorporation or
        13-2740599                of incorporation or                 organization)
    (I.R.S. employer                 organization)                     13-7139561
 identification number)               13-3982448                   (I.R.S. employer
                                  (I.R.S. employer             identification number)
                              identification number)

                                ______________

                            World Financial Center
                                  North Tower
                           New York, New York  10281
         (Address of principal executive offices, including zip code)
                                 ______________

     If this Form relates to the             If this Form relates to the
     registration of a class of debt         registration of a class of
     securities and is effective             debt securities and is to
     upon filing pursuant to General         become effective simultaneously
     Instruction A(c)(1) please              with the effectiveness of a
     check the following box.( )             concurrent registration
                                             statement under the Securities
                                             Act of 1933 pursuant to General
                                             Instruction A(c)(2) please
                                             check the following box.  ( )

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     to be so Registered                 Each Class is to be Registered
     -------------------                 ------------------------------
     Trust Originated Preferred          New York Stock Exchange, Inc.
     Securities of Merrill Lynch
     Preferred Capital Trust III
     (and the Guarantee with respect
     thereto)

     Partnership Preferred               New York Stock Exchange, Inc.
     Securities of Merrill Lynch
     Preferred Funding III, L.P.
     (and the Guarantee with respect
     thereto)

     Securities to be registered pursuant to Section 12(g) of the Act:
             None


                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               The class of securities to be registered hereby consist of (i) the 7% Trust Originated Preferred SecuritiesSM (the "TOPrS(SM)" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of Merrill Lynch Preferred Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Trust Preferred Securities, and (ii) the 7% Partnership Preferred Securities (the "Partnership Preferred Securities"), representing limited partner interests of Merrill Lynch Preferred Funding III, L.P., a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Partnership Preferred Securities.

               For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities" and "Description of the Trust Guarantee" in the Registration Statement on Form S-3 (Registration No. 333-42859) filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on January 5, 1998 and Amendment No. 2 thereto filed with the Commission on January 9, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee" in the Registration Statement, which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and Partnership Preferred Securities will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.

     ITEM 2.   EXHIBITS.

     2.1 Certificate of Trust dated December 19, 1997 of Merrill Lynch Preferred Capital Trust III (incorporated herein by reference to Exhibit 4.1 to the Registration
               Statement).

     2.2 Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust III (incorporated by reference to Exhibit 4.2 to the Registration
               Statement).

     2.3 Certificate of Limited Partnership dated as of December 19, 1997 of Merrill Lynch Preferred Funding III, L.P. (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     2.4       Form of Amended and Restated Limited Partnership
               Agreement of Merrill Lynch Preferred Funding III, L.P. (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     2.5 Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase
               Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.5 to the Registration
               Statement).

     2.6       Form of Partnership Preferred Securities Guarantee
               Agreement by Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.6 to the Registration
               Statement).

     2.7       Form of Subordinated Debenture Indenture between
               Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.7 to the Registration Statement).

     2.8 Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement).

     2.9       Form of Trust Preferred Security (included in Exhibit
               2.2 above).

     2.10      Form of Partnership Preferred Security (included in
               Exhibit 2.4 above).

     2.11 Form of Subordinated Debenture (incorporated by reference to Exhibit 4.11 to the Registration
               Statement).


                                 SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MERRILL LYNCH PREFERRED CAPITAL
                                   TRUST III

     Dated:  January 16, 1998

                                   By: /s/ Theresa Lang
                                       -------------------------------
                                       Name:   Theresa Lang
                                       Title:  Regular Trustee


                                   MERRILL LYNCH PREFERRED
                                   FUNDING III, L.P.

                                   By: MERRILL LYNCH & CO., INC.,
                                       as General Partner

                                   By: /s/ Theresa Lang
                                       -------------------------------
                                       Name:   Theresa Lang
                                       Title:  Senior Vice President
                                                 and Treasurer


                                   MERRILL LYNCH & CO., INC.

                                   By: /s/ Theresa Lang
                                       -------------------------------
                                       Name:   Theresa Lang
                                       Title:  Senior Vice President
                                                 and Treasurer